Malibu Boats, Inc. Accelerates Its Global Expansion with the Acquisition of Category Disruptor Saxdor Yachts, One of the World’s Fastest-Growing Boat Brands

Award-Winning Scandinavian Innovator is Redefining Premium Boating
Establishes MBI’s Global Platform with Scalable European Operations and a Rapidly Expanding International Dealer Network
Fills Strategic Whitespace in MBI’s Portfolio with Premium Adventure Dayboats – a $2.5 Billion
Market Growing 15% Annually
Statement Acquisition Advances “Build, Innovate, and Grow” Strategy Outlined at
September 2025 Investor Day
Immediate, Significant Accretion to MBI Earnings Per Share

LOUDON, Tenn., March 2, 2026 (GLOBE NEWSWIRE) -- Malibu Boats, Inc. (Nasdaq: MBUU) (“Malibu”, “MBI” or the “Company”), a leading designer, manufacturer, and marketer of a diverse range of recreational powerboats and marine-services, today announced that it has acquired Saxdor Yachts (“Saxdor”), a leading European designer and manufacturer of premium adventure dayboats and one of the world’s fastest-growing boat brands, for approximately EUR 150 million (USD $175 million), representing a valuation of approximately 7.2x estimated EBITDA1 for the twelve months ending March 31, 2026.
Founded in 2019 in Helsinki, Finland by visionary entrepreneur Sakari Mattila, Saxdor Yachts has rapidly emerged as one of Europe’s most dynamic premium performance boatbuilders. Its award-winning models fuse advanced hull engineering, modern Scandinavian design and highly functional luxury at an exceptional value – redefining expectations in the premium adventure dayboat segment. Since its inception, Saxdor has produced and delivered over 2,000 boats worldwide and built a team of over 800 employees at its three engineering and manufacturing facilities in Finland and Poland.

Saxdor’s flagship 460 GTC featuring award-winning design, Scandinavian styling and functional luxury

“Guided by our build, innovate, and grow framework, we set a high bar for acquisitions – and Saxdor clears it easily with world-class boats, industry-leading growth and global reach” said Steve Menneto, Chief Executive Officer of Malibu. “With Saxdor, we are taking a meaningful step towards our vision of becoming a global marine solutions and services provider. The strategic merits of this transaction extend beyond increased scale and portfolio expansion – it also establishes a global manufacturing footprint which provides for improved sourcing, expanded service capabilities, and a deeper distribution infrastructure – creating a more diversified, more resilient platform that can deliver results through market cycles.”

Transaction Highlights:
•Leader in the Fastest-Growing Segment: Acquires one of the world’s fastest-growing boat brands, operating in the $2.5 billion adventure dayboat category – the most dynamic segment in global recreational boating, which the Company estimates to be growing at a 15% CAGR according to SSI data (2023-2025). Saxdor achieved year-over-year constant currency1 revenue growth of approximately 65% in calendar 2025 and is expected to generate revenue of USD $225–235 million for the 12 months ending March 31, 2026.
•Enhances the MBI Portfolio: Fills strategic whitespace between Cobalt’s luxury sterndrive positioning and Pursuit’s offshore capability, offering premium luxury at competitive price points. Saxdor extends consumer reach to a sought-after demographic of younger, affluent, and “new-to-boating” buyers worldwide. North America — home to approximately 67% of the world’s high-net-worth adults and the fastest-growing major wealth market — represents just 33% of Saxdor’s revenue today, underscoring significant runway for growth under MBI’s distribution, services, and manufacturing infrastructure.
•Global Distribution Synergy: Saxdor currently distributes through a dedicated network of over 100 dealer locations in more than 50 countries across 5 continents, including North America, where Saxdor enjoys a strong and growing partnership with MarineMax, Inc. For the year ended December 31, 2025, sales in Europe and North America accounted for approximately 50% and 33%, respectively, of Saxdor’s total revenue. MBI believes there is a significant opportunity to scale Saxdor into a global leader in recreational boating by further developing Saxdor’s existing distribution footprint while also exploring long-term opportunities to enhance global reach and consumer access across the combined portfolio.
•Expanding Profit Margins are Immediately Accretive: As Saxdor continues to scale its production and deliver industry-leading growth, its profitability continues to expand as well. For the 12 months ending March 31, 2026, Saxdor is expected to generate EBITDA margins1 of 10-11% with an outlook towards further margin growth in Malibu’s Fiscal 2027. The addition of Saxdor will be immediately accretive to MBI’s adjusted EBITDA margin profile and is expected to accelerate the Company’s long-term margin expansion.
•Valuation and Structure Support EPS Accretion and Continued Capital Returns: Based on the transaction valuation and the consideration mix of 73% cash and 27% stock, the acquisition of Saxdor is expected to be accretive to MBI’s earnings per share in the current fiscal year and significantly accretive in Fiscal 2027. The balanced funding structure results in pro forma net leverage1 of approximately 1.5x, well below the Company’s stated maximum net leverage1 of 2.5x, thus preserving the Company’s financial flexibility to invest in future growth initiatives while continuing to return capital to shareholders.
•Multiple Value Creation Opportunities: MBI Advantage to drive incremental value and operating efficiencies through procurement, scale, vertical integration via Marine Components, and an opportunity to meaningfully increase MBI’s North American manufacturing utilization. Management also expects to extend MBI Acceptance retail financing and dealer service capabilities to Saxdor’s growing customer base, further diversifying MBI’s revenue streams and strengthening the durability of the Company across market cycles.

Mr. Menneto added, “What Sakari Mattila and the entire Saxdor team have built over the past five years is truly remarkable. Their innovation engine, world-class design and bold brand positioning have redefined the adventure dayboat category. We are thrilled to welcome them into the MBI family. Saxdor's brand resonates with an exciting consumer segment we've been eager to reach – a younger, affluent, adventure-oriented demographic of boaters around the world who are resilient buyers and attracted to Scandinavian design and functional luxury.”

Sakari Mattila, Founder and Chief Designer of Saxdor, added, "When I founded Saxdor in 2019, I wanted to create something completely different – boats that would speak to a new generation of boaters who value both cutting-edge technology and timeless design. After three decades in marine innovation, I've learned that the best boats aren't just built, they're reimagined. We have an unprecedented pipeline of breakthrough models that represent our commitment to disrupting traditional boating in this high-growth adventure dayboat category of the market. The entire team at Saxdor is thrilled to join forces with MBI to provide greater global access to our award-winning product line."

Transaction Details

Under the terms of the transaction, MBI acquired Saxdor for approximately EUR 150 million (USD $175 million), comprised of EUR 110 million (USD $130 million) in cash plus shares of Malibu common stock valued at approximately EUR 40 million (USD $45 million). The cash consideration was financed through cash on hand and MBI’s existing credit facility. Saxdor’s shareholders may earn up to EUR 72 million (USD $84 million) in additional consideration upon achievement of certain operating and financial growth targets in calendar years 2026, 2027, and 2028.

Saxdor will operate as a subsidiary of MBI while maintaining its brand identity and operational autonomy. Founder and Chief Designer Sakari Mattila will continue his creative leadership for Saxdor, as well as advise on MBI’s broader portfolio of brands. Saxdor’s management and operational teams will join MBI and continue to drive Saxdor’s product innovation, category leadership and growth strategy.

1 Non-GAAP financial measure, please see the information under the caption "Non-GAAP Financial Measures" below.

Advisors

Wells Fargo is serving as exclusive financial advisor to MBI, and Baker McKenzie is serving as legal counsel. D.A. Davidson MCF International and Clairfield International are serving as financial advisors to Saxdor’s shareholders, and Bird & Bird is serving as legal counsel to Saxdor and its shareholders

Fiscal 2026 Guidance

The Company is reaffirming its existing fiscal third quarter guidance and its full year fiscal 2026 guidance for the legacy MBI business, which did not contain assumptions for any acquisition activity, including Saxdor. Given the Saxdor transaction’s closing date of March 2, 2026, the Company anticipates recognizing partial fiscal third quarter contribution associated with this business when it reports results for the quarter ended March 31, 2026.

Webcast and Conference Call Information

The Company will host a webcast and conference call to discuss the transaction today at 7:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing 844-695-5523 or for international callers 1-412-317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://Malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.

About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer, and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is among the market leaders in the performance sport boat category through its Malibu and Axis boat brands, among the market leaders in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and among the market leaders in the saltwater fishing boat category with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman, and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.Malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.

About Saxdor Yachts

Founded in 2019 and headquartered in Helsinki, Finland, Saxdor Yachts designs and manufactures premium adventure dayboats renowned for Scandinavian styling, innovative technology, and functional luxury. Led by founder Sakari Mattila, a seasoned marine entrepreneur with decades of experience launching and scaling global brands, Saxdor operates manufacturing facilities in Finland and Poland, serving customers through a dedicated network of over 100 dealers across more than 50 countries on five continents. Saxdor has been recognized as one of the world’s fastest-growing boat brands since 2020 and is a leader in the rapidly expanding adventure dayboat category. For more information, visit www.Saxdoryachts.com.

Non-GAAP Financial Measures

This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, EBITDA, EBITDA margin, constant currency and net leverage. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. The Company’s presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. The Company’s computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization, and non-cash, non-operating expenses, or other expenses that we do not believe are indicative of our ongoing expenses, including certain professional fees, litigation settlements, non-cash compensation expense and adjustments to our tax receivable agreement liability. The EBITDA valuation represents a multiple of net income (loss) before interest expense, provisions for income taxes, depreciation and amortization. EBITDA margin represents EBITDA divided by net sales. Constant currency excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency is calculated by translating current period foreign currency revenues using prior-year exchange rates applied consistently over the full revenue recognition period. We define Net leverage as total debt minus cash, divided by trailing twelve month adjusted EBITDA.

The Company has not provided reconciliations of the transaction's estimated EBITDA valuation or of guidance for Saxdor's projected EBITDA margin for the twelve months ending March 31, 2026 in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding Saxdor and its projected future performance, the transaction, and the anticipated strategic, financial and other benefits of the transaction. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our ability to successfully integrate Saxdor within our operations and realize the projected strategic financial and other benefits of the transaction; our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks related to operating in foreign jurisdictions, including tariffs; general economic conditions; the continued strength and positive perception of our brands; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; risks inherent in changes to U.S trade policy, tariffs and import/export regulations, significant repair or replacement costs due to warranty claims; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Contacts:

Investor Relations:
InvestorRelations@MalibuBoats.com

Press:
MBI@skyya.com